Exhibit 10.1

SECOND AMENDMENT TO
INGRAM MICRO INC. 2011 INCENTIVE PLAN

THIS SECOND AMENDMENT TO INGRAM MICRO INC. 2011 INCENTIVE PLAN (this “Second Amendment”) is made and adopted by Ingram Micro Inc., a Delaware corporation (the “ Company ”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below), as amended by the First Amendment.
WHEREAS, the Company maintains the Ingram Micro Inc. 2011 Incentive Plan (the “Plan”);
WHEREAS, pursuant to Section 13(a) of the Plan, the Plan may be amended from time to time by the Company’s Board of Directors (the “ Board ”);
WHEREAS, on June 5, 2013 the shareholders of the Company approved the First Amendment to the Plan, increasing the maximum aggregate number of Shares available for issuance and delivery pursuant to Awards granted under the Plan to 37,234,000;
WHEREAS, the Board desires to amend the Plan to (i) increase the maximum aggregate number of Shares available for issuance and delivery pursuant to Awards granted under the Plan as set forth herein; (ii) to limit the annual equity compensation of our Non-Employee Directors to not more than $600,000; (iii) to provide for a standard vesting period of not less than one (1) year on Awards granted under the Plan, subject to an exception for the Plan Administrator to grant Awards without respect to the minimum one (1) year vesting standard with respect to Awards covering, in total, not more than five percent (5%) of the total number of Shares authorized for all Awards under the Plan; and (iv) to enhance the Plan’s prohibitions against liberal recycling of options, subject to approval of this Second Amendment by the Company’s shareholders; and
WHEREAS, this Second Amendment shall become effective upon the approval by the Company’s shareholders (the date of such approval of the Second Amendment, the “ Amendment Effective Date ”).
NOW, THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective as of the Amendment Effective Date:
1.    Section 4 of the Plan is hereby amended and restated in its entirety as follows:
“(a) Number of Shares. Subject to adjustment as provided in Section 4(c) and 4(d), a total of 47,234,000 Shares may be issued or delivered pursuant to Awards under the Plan, less one (1) Share for every one (1) Share issued in respect of an Option or Stock Appreciation Right granted after the Amendment Effective Date, and 2.29 Shares for every one (1) Share issued in respect of a Full Value Award granted after the Amendment Effective Date. Shares issued in respect of any Full Value Award granted under the Plan or any award other than an option or stock appreciation right granted under any of the Prior Plans, in each case, on or before June 8, 2011 shall be counted against the Share limit set forth in the preceding sentence at the ratio of 1.9 Shares for every one (1) Share issued in respect of such award, Shares issued in respect of any Full Value Award granted under the Plan, in each case, during the period beginning on June 9, 2011 and ending on June 4, 2013 shall be counted against the Share limit set forth in the preceding sentence at the ratio of 2.37 Shares for every one (1) Share issued in respect of such award, and Shares issued in respect of any Full Value Award granted under the Plan, in each case, during the period beginning on June 5, 2013 and ending on the day immediately prior to the Amendment Effective Date shall be counted against the Share limit set forth in the preceding sentence at the ratio of 2.29 Shares for every one (1) Share issued in respect of such award. In addition, subject to adjustment under Section 4(c), no more than 47,234,000 Shares may be subject to Incentive Stock Options granted under the Plan and no Eligible Individual may receive Awards under the Plan in any calendar year that relate to more than 2,000,000 Shares.
(b) Forfeited or Expired Shares; Settled Awards. If (i) any Shares subject to an Award are forfeited or expire or an Award is settled for cash (in whole or in part), or (ii) after the Effective Date, any Shares subject to an award under the Prior Plans are forfeited or expire or an award under the Prior Plans is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 4(e) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares reserved for issuance and delivery of Awards under paragraph (a) of this Section: (i) Shares tendered by a Participant or withheld by Ingram Micro in payment of the exercise price of an Option, (ii) Shares tendered by a Participant or withheld by Ingram Micro to satisfy any tax withholding obligation with respect to an Award , (iii) the gross number of Shares used to determine the settlement value of a Stock Appreciation Right awarded under the Plan; and (iv) Shares that are reacquired with cash tendered in payment of the Exercise Price of an Award.

(c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of Ingram Micro, issuance of warrants or other rights to purchase Shares or other securities of Ingram Micro, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the number of Shares of Ingram Micro (or number and kind of other securities or property) with respect to which Awards may thereafter be granted, the number of Shares or other securities of Ingram Micro (or number and kind of other securities or property) subject to outstanding Awards, and the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that except to the extent deemed desirable by the Committee, no such adjustment of Awards (i) of Incentive Stock Options shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, or (ii) with respect to any Award would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.
(d) Substitute Awards. Substitute Awards shall not reduce the Shares reserved for issuance and delivery of Awards under the Plan or authorized for grant to a Participant. Additionally, in the event that a company acquired by Ingram Micro or any subsidiary of Ingram Micro or with which Ingram Micro or any subsidiary of Ingram Micro combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares reserved for issuance and delivery of Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed immediately before the transaction by Ingram Micro or any of its subsidiaries.
(e) Shares Again Available for Awards. Any Shares that again become available for issuance and delivery pursuant to this Section 4 shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, (ii) as 2.37 Shares if such Shares were subject to Full Value Awards granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans, in any case, on or prior to the first Amendment Effective Date, and (iii) as 2.29 Shares if such Shares were subject to Full Value Awards granted under the Plan after the first and second Amendment Effective Dates.

(f)    Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
(g) Limitations on Compensation of Non-Employee Directors. Notwithstanding anything to the contrary herein, no non-employee director shall receive in excess of $600,000 of equity compensation in any calendar year, determined by the Fair Market Value of all Awards granted to such non-employee director in such calendar year, based on the Fair Market Value of such Awards on the date of the Award.
2.    Section 6(c) of the Plan is hereby amended and restated in its entirety as follows:
(c) Vesting. The Committee shall determine the period during which an Option shall vest, in whole or in part. The vesting period shall not be less than one (1) year after the grant date; however, the Committee shall retain discretion to set a vesting period of less than one (1) year for Awards covering, in total, no more than five percent (5%) of the total number of Shares authorized for all Awards under Section 4(a) of the Plan. Such vesting may be based on service with Ingram Micro or any Ingram Micro subsidiary, or any other criteria selected by the Committee. At any time after the grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which the option vests.
3.    Section 7(b) of the Plan is hereby amended and restated in its entirety as follows:

(b) Vesting. The Committee shall determine the period during which a Stock Appreciation Right shall vest, in whole or in part. The vesting period shall not be less than one (1) year after the grant date; however, the Committee shall retain discretion to set a vesting period of less than one (1) year for Awards covering, in total, no more than five percent (5%) of the total number of Shares authorized for all Awards under Section 4(a) of the Plan. Such vesting may be based on service with Ingram Micro or any Ingram Micro subsidiary, or any other criteria selected by the Committee. At any time after grant of a Stock Appreciation Right, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

4.    Section 8(b) of the Plan is hereby amended and restated in its entirety as follows:

(b) Vesting. The Committee shall determine the period during which Shares of Restricted Stock and the Restricted Stock Units shall vest and become nonforfeitable, in whole or in part. The vesting period shall not be less than one (1) year after the grant date; however, the Committee shall retain discretion to set a vesting period of less than one (1) year for Awards covering, in total, no more than five percent (5%) of the total number of Shares authorized for all Awards under Section 4(a) of the Plan. The Committee may specify such conditions to vesting as it deems appropriate, including conditions based on one or more specific criteria, including service to Ingram Micro or any Ingram Micro subsidiary, in each case on a specified date or dates or over any period or periods, as the Committee determines.
5.    This Second Amendment shall be and is hereby incorporated in and forms a part of the Plan.
6.    All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.
*            *             *

I hereby certify that the foregoing Second Amendment was duly adopted by the Executive Committee of the Board of Directors of Ingram Micro Inc. on May 25, 2016.
Executed on this 27th day of July, 2016.

/s/ Larry C. Boyd
Larry C. Boyd
Executive Vice President,
Secretary and General Counsel
*             *             *
I hereby certify that the foregoing Second Amendment was duly approved by the shareholders of Ingram Micro Inc. on June 8, 2016.
Executed on this 27th day of July, 2016.

/s/ Larry C. Boyd
Larry C. Boyd
Executive Vice President,
Secretary and General Counsel